News Release

Contact: Tito L. Lima
Treasurer
(814) 765-9621
FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS FIRST QUARTER 2026 RESULTS

Clearfield, Pennsylvania – April 20, 2026

CNB Financial Corporation (“Corporation”) (NASDAQ: CCNE), the parent company of CNB Bank, today announced its earnings for the three months ended March 31, 2026.

Key Financial Trends

•Earnings - Net income available to common shareholders ("earnings") was $26.0 million, or $0.88 per diluted share, for the three months ended March 31, 2026, compared to $32.6 million, or $1.10 per diluted share, for the three months ended December 31, 2025, and $10.4 million, or $0.50 per diluted share, for the three months ended March 31, 2025.

◦Adjusted earnings for the three months ended December 31, 2025, a non-GAAP measure, were $25.8 million, or $0.87 per diluted share, with adjusted earnings excluding after-tax merger and integration costs ("merger transaction related expenses") related to the Corporation’s acquisition of ESSA Bancorp, Inc. (“ESSA”) and the impacts of the adjustment to the provision for credit losses with the Corporation’s adoption of Accounting Standard Update ("ASU") 2025-08, Financial Instruments - Credit Losses (Topic 326): Purchased Loans ("provision adjustment related to adoption of ASU 2025-08"), as discussed in further detail below.1 Earnings for March 31, 2026 represent an increase of $114 thousand or $0.01 per diluted share, compared to adjusted earnings for the three months ended December 31, 2025.

•Loans - Excluding $78.3 million of syndicated loan balances, loans were $6.4 billion as of March 31, 2026. Organic loans decreased for the quarter by $67.3 million, or 1.41% (5.73% annualized), compared to December 31, 2025.1 The decrease in organic loans was driven primarily by an increased level of prepayments in certain larger Commercial Real Estate (“CRE”) loans.

•Deposits - At March 31, 2026, total deposits were $7.1 billion. Including $89.9 million in deposits classified as held for sale, organic deposit growth for the quarter totaled $115.0 million, or 1.62% (6.55% annualized), compared to December 31, 2025.1

•Net Interest Margin - Net interest margin was 3.83% for the three months ended March 31, 2026, compared to 3.84% for the three months ended December 31, 2025. Net interest margin on a fully tax-equivalent basis, a non-GAAP measure, was 3.84% and 3.84%, for the three months ended March 31, 2026 and December 31, 2025, respectively.1 Included in net interest margin on a fully tax-equivalent basis was $3.0 million and $3.2 million of purchase accounting loan accretion for the three months ended March 31, 2026 and December 31, 2025, respectively.

•Credit Quality - Total nonperforming assets were approximately $49.2 million, or 0.58% of total assets, as of March 31, 2026, compared to $42.2 million, or 0.50% of total assets, as of December 31, 2025.

◦Net loan charge-offs for the three months ended March 31, 2026 were $884 thousand, or 0.06% (annualized) of average total loans and loans held for sale, compared to net loan charge-offs of $1.5 million, or 0.09% (annualized) of average total loans and loans held for sale, during the three months ended December 31, 2025.

•Capital - Book value per common share was $28.06 and $27.63 at March 31, 2026 and December 31, 2025, respectively. Excluding after-tax merger transaction related expenses and the provision adjustment related to adoption of ASU 2025-08, book value per common share was $28.02 at December 31, 2025. Book value per common share for March 31, 2026 reflects an increase of $0.04, or 0.14%, compared to adjusted book value per common share at December 31, 2025.1

◦Tangible book value per common share, a non-GAAP measure, was $23.97 and $23.48 as of March 31, 2026 and December 31, 2025, respectively.1 Excluding after-tax merger transaction related expenses and the provision adjustment related to adoption of ASU 2025-08, adjusted tangible book value per common share was $23.88 as of December 31, 2025. Tangible book value per common share for March 31, 2026 reflects an increase of $0.09, or 0.38%, compared to the adjusted tangible book value per common share as of December 31, 2025.1

1 This release contains references to certain financial measures that are not defined by U.S. Generally Accepted Accounting Principles ("GAAP"). Management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance the comparability of results of operations with prior periods, and reflect the effects of significant gains and charges in the periods presented. A reconciliation of these non-GAAP financial measures is provided in the "Reconciliation of Non-GAAP Financial Measures" section.

Executive Summary

•Earnings were $26.0 million, or $0.88 per diluted share, for the three months ended March 31, 2026, compared to $32.6 million, or $1.10 per diluted share, for the three months ended December 31, 2025, and $10.4 million, or $0.50 per diluted share, for the three months ended March 31, 2025. Excluding after-tax merger transaction related expenses and provision adjustment related to adoption of ASU 2025-08, adjusted earnings for the three months ended December 31, 2025, were $25.8 million, or $0.87 per diluted share. Earnings for March 31, 2026 represent an increase of $114 thousand or $0.01 per diluted share, compared to adjusted earnings for the three months ended December 31, 2025. The quarterly increase in adjusted earnings was driven by lower non-interest expense, partially offset by lower net interest income and non-interest income, as discussed below. Excluding after-tax merger transaction related expenses, earnings and diluted earnings per share were $11.9 million, or $0.57 per diluted share, for the quarter ended March 31, 2025. Earnings for March 31, 2026 represent an increase of $14.1 million or $0.31 per diluted share, representing a 54.39% increase compared to adjusted earnings per share for the three months ended March 31, 2025, due primarily to the overall impact of the acquisition of ESSA.1

•At March 31, 2026, loans totaled $6.4 billion, excluding $78.3 million of syndicated loans. Organic loans decreased $67.3 million, or 1.41% (5.73% annualized), compared to December 31, 2025. Excluding $1.7 billion in loans, net of estimated purchase accounting fair value adjustments, acquired in the ESSA acquisition, organic loan growth was $156.2 million, or an increase of 3.44%, compared to March 31, 2025.1 The decrease in loans for the quarter ended March 31, 2026, compared to the quarter ended December 31, 2025, was primarily driven by an increased level of CRE loan prepayments, including full repayments of $71.4 million of CRE loans acquired in 2025 as a result of the ESSA merger, and a full payoff of $40.0 million of the Corporation’s largest office building loan related to a CRE property in the BankOnBuffalo division. The year-over-year growth in loans as of March 31, 2026, compared to March 31, 2025, was primarily driven by growth in the Ridge View Bank, BankOnBuffalo, and ERIEBANK markets.

◦At March 31, 2026, the syndicated loan portfolio totaled $78.3 million, or 1.22% of total loans, compared to $70.8 million, or 1.09% of total loans, at December 31, 2025 and $69.2 million, or 1.50% of total loans, at March 31, 2025. The increase in syndicated lending balances of $7.5 million compared to December 31, 2025 reflects the Corporation's continued focus on evaluating the level and composition of its syndicated loan portfolio to ensure it continues to provide strong credit quality, profitable use of excess liquidity, and complements the Corporation’s loan growth from its in-market customer relationships. The Corporation’s portfolio of syndicated credits includes only commercial and industrial loans and no CRE exposure.

•At March 31, 2026, total deposits were $7.1 billion. Including $89.9 million in deposits classified as held for sale, total deposits increased $115.0 million, or 1.62% (6.55% annualized), compared to December 31, 2025. Excluding $1.5 billion in deposits assumed in the ESSA acquisition (net of estimated purchase accounting fair value adjustments), and including $89.9 million in deposits classified as held for sale, total deposits increased $314.3 million, or 5.76%, compared to March 31, 2025.1 The $89.9 million in deposits classified as held for sale as of March 31, 2026 are associated with a planned sale of certain customer deposit accounts that are part of a broader strategic initiative to optimize the Corporation’s branch and market footprint following the ESSA acquisition. The quarter-over-quarter increase in organic deposit balances as of March 31, 2026, compared to December 31, 2025, was driven primarily by expanded Treasury Management activity among municipal deposit relationships, supplemented by growth in corporate and wholesale deposits. Additional deposit and liquidity profile details were as follows:

◦At March 31, 2026, the total estimated uninsured deposits for CNB Bank were approximately $2.1 billion, or 29.11% of total CNB Bank deposits. When excluding $32.1 million of affiliate company deposits and $808.1 million of pledged-investment collateralized deposits, adjusted total estimated uninsured deposits as of March 31, 2026 were approximately $1.3 billion, or 17.54% of total CNB Bank deposits.

▪The level of adjusted uninsured deposits at March 31, 2026 decreased compared to December 31, 2025. The total estimated uninsured deposits for CNB Bank at December 31, 2025 were approximately $2.0 billion, or approximately 28.13% of total CNB Bank deposits. Excluding $18.4 million of affiliate company deposits and $680.4 million of pledged-investment collateralized deposits, adjusted total estimated uninsured deposits as of December 31, 2025 were approximately $1.3 billion, or approximately 18.33% of total CNB Bank deposits.

◦At March 31, 2026, the Corporation had $517.7 million of cash equivalents held at CNB Bank’s interest-bearing deposit account at the Federal Reserve. These excess funds, when combined with total contingent liquidity resources of $6.2 billion including (i) available borrowing capacity from both the Federal Home Loan Bank of Pittsburgh ("FHLB") and the Federal Reserve, and (ii) available unused commitments from brokered deposit sources and other third-party funding channels, including previously established lines of credit from correspondent banks, resulted in the total available liquidity sources for the Corporation as of March 31, 2026 of approximately 5.3 times the estimated amount of adjusted uninsured deposit balances discussed above.

•At March 31, 2026 and December 31, 2025, the Corporation had $164.0 million outstanding in short-term borrowings. The Corporation had no outstanding short-term borrowings at March 31, 2025. The increase in short-term borrowings at March 31, 2026 compared to March 31, 2025 was attributable to borrowings assumed with the ESSA acquisition.

•At March 31, 2026, the Corporation's pre-tax net unrealized losses on the combined portfolios of available-for-sale and held-to-maturity securities totaled $51.9 million, or 5.83% of total shareholders' equity, compared to $47.0 million, or 5.39% of total shareholders' equity, at December 31, 2025, and $61.7 million, or 9.88% of total shareholders' equity, at March 31, 2025. The change in unrealized losses during the first quarter of 2026 compared to the fourth quarter of 2025, as well as for the quarter ended March 31, 2025, was primarily due to changes in the yield curve, coupled with the Corporation’s scheduled bond maturities, which were all realized at par. Importantly, all regulatory capital ratios for the Corporation would still exceed regulatory “well-capitalized” levels as of March 31, 2026, December 31, 2025, and March 31, 2025 if the net unrealized losses at the respective dates were fully recognized.

•Total nonperforming assets were $49.2 million, or 0.58% of total assets, as of March 31, 2026, compared to $42.2 million, or 0.50% of total assets, as of December 31, 2025, and were $56.1 million, or 0.89% of total assets, as of March 31, 2025. The increase of $7.0 million at March 31, 2026 compared to December 31, 2025 was primarily driven by one commercial relationship. The decrease of $6.9 million at March 31, 2026 compared to March 31, 2025 was primarily driven by the resolution of several loans, as previously disclosed, coupled with paydowns of existing nonperforming assets, partially offset by certain ESSA-related additions. Net loan charge-offs were $884 thousand, or 0.06% (annualized) of average total loans and loans held for sale, for the three months ended March 31, 2026, compared to $1.5 million, or 0.09% (annualized) of average total loans and loans held for sale, during the three months ended December 31, 2025, and $1.4 million, or 0.13% (annualized) of average total loans and loans held for sale, during the three months ended March 31, 2025.

•Pre-provision net revenue ("PPNR"), a non-GAAP measure, was $34.1 million for the three months ended March 31, 2026 and $26.3 million and $15.9 million for the three months ended December 31, 2025 and March 31, 2025, respectively.1 Excluding merger and integration costs, adjusted PPNR was $34.1 million and $17.4 million for the three months ended December 31, 2025 and March 31, 2025, respectively.1 The quarter-over-quarter change in adjusted PPNR was driven by lower non-interest expense, partially offset by lower net interest income and non-interest income. For the three months ended March 31, 2026, the increase compared to the three months ended March 31, 2025 was primarily attributable to stronger net interest income, partially offset by higher non-interest expenses.

Michael Peduzzi, President & CEO of the Corporation, stated: "In a quarter without significant merger-related expenses from our ESSA Bancorp acquisition and related system conversion in 2025, these first quarter earnings reflect positive and sustained core results, including expected operating efficiencies. As the acquired ESSA division’s demonstrated credit quality and core deposit stability have performed in alignment with our expectations, we are now focused on the growth opportunities presented in these new Northeastern Pennsylvania markets to complement the continued franchise expansion we are experiencing in our legacy CNB markets across our four-state footprint.

The first quarter’s net reduction in total loan balances was not reflective of the positive loan production in the quarter. We realized a favorable net increase in commercial and industrial (C&I) loan balances, and we enter the second quarter with a continuing strong loan pipeline across our entire portfolio mix, so we look for this positive production to continue. The quarter-over-quarter decline in total loans was primarily attributable to significant CRE payoffs well ahead of their scheduled maturities, including: (i) the payoff of a large $40 million commercial office building loan that, though a performing asset continuously since its origination several years back, was no longer in alignment with the Bank’s desired CRE portfolio profile; and (ii) over $70 million of total reductions in several CRE credits acquired from ESSA. Our original post-merger projections expected this ESSA CRE reduction to occur in the latter half of 2025, but many payoffs did not occur until the first quarter of 2026. Importantly, all of these CRE reductions were full payoffs with no concessions or loan losses. With both the net decreased CRE exposure from these large first quarter payoffs, and the increase in our total C&I loans outstanding, our current loan portfolio position reflects an effective rotation towards our more desired portfolio mix going forward.

The continued success and growth of our Treasury Management efforts, reflected by a continuing increase in our noninterest-bearing deposit balances, allowed us to continue to fund our franchise operations primarily by deposits as opposed to higher-costing borrowings. These Treasury Management customers also provide increasing prospects for noninterest income from deposit account management fees, interchange income on purchasing card program expansion, and increasing merchant services income. We also continue to enhance our fee-based revenues from Wealth Management with enhanced systems, services, and products to expand our Private Banking, investment management, and retirement plan offerings to both existing commercial relationship principals and new clients across many of our newer markets.

We remain focused on achieving increased shareholder tangible book value accretion and providing cash returns from sustained levels of operating performance and retained earnings, continued regular dividends, and strategic balance sheet and capital management activities."

Other Balance Sheet Highlights

•Book value per common share was $28.06, $27.63, and $27.01 at March 31, 2026, December 31, 2025, and March 31, 2025, respectively. Excluding after-tax merger transaction related expenses and the provision adjustment related to adoption of ASU 2025-08, book value per common share was $28.02 at December 31, 2025. Excluding after-tax merger transaction related expenses, book value per common share was $27.08 at March 31, 2025. Book value per common share for March 31, 2026 reflects an increase of $0.04, or 0.14%, compared to adjusted book value per common share at December 31, 2025.1 The increase in book value per common share, excluding after-tax merger transaction related expenses and the provision adjustment related to adoption of ASU 2025-08, from December 31, 2025 to March 31, 2026 was primarily due to an increase in retained earnings (net of the payment of common and preferred stock dividends), partially offset by an increase in accumulated other comprehensive loss primarily from the after-tax impact of temporary unrealized valuation changes in the Corporation’s available-for-sale investment portfolio.1 The increase in book value per common share, excluding after-tax merger transaction related expenses, from March 31, 2025 to March 31, 2026 was primarily due to an increase in retained earnings (net of the payment of common and preferred stock dividends), coupled with a decrease in accumulated other comprehensive loss primarily from the after-tax impact of temporary unrealized valuation changes in the Corporation’s available-for-sale investment portfolio.1

•Tangible book value per common share, a non-GAAP measure, was $23.97, $23.48, and $24.91 as of March 31, 2026, December 31, 2025, and March 31, 2025, respectively.1 Excluding after-tax merger transaction related expenses and the provision adjustment related to adoption of ASU 2025-08, tangible book value per common share was $23.88 as of December 31, 2025. Excluding after-tax merger transaction related expenses, tangible book value per common share was $24.98 as of March 31, 2025. Tangible book value per common share for March 31, 2026 reflects an increase of $0.09, or 0.38%, compared to adjusted tangible book value per common share as of December 31, 2025. Tangible book value per common share decreased $1.01, or 4.04%, excluding after-tax merger transaction related expenses, from March 31, 2025 to March 31, 2026, driven by the number of common shares outstanding as a result of the issuance of 8.4 million common shares as consideration for the ESSA acquisition, coupled with the increase in acquisition-related goodwill and core deposit intangibles of $44.6 million and $32.5 million, respectively, partially offset by the increase in retained earnings (net of the payment of common and preferred stock dividends), coupled with a decrease in accumulated other comprehensive loss primarily from the after-tax impact of temporary unrealized valuation changes in the Corporation’s available-for-sale investment portfolio.1

Loan Portfolio Profile

•As part of its lending policy and risk management activities, the Corporation tracks lending exposure by industry classification and type to determine potential risks associated with industry concentrations, and to identify any concentration risk issues that could lead to additional credit loss exposure. An important and recurring part of this process involves the Corporation’s continued measurement and evaluation of its exposure to the office, hospitality, and multifamily industries within its commercial real estate portfolio. Even with the Corporation’s historically sound underwriting protocols and high credit quality standards for borrowers in the commercial real estate industry segments, the Corporation monitors numerous relevant sensitivity elements, including occupancy, loan-to-value, absorption and cap rates, debt service coverage and covenant compliance, and developer/lessor financial strength both in the project and globally. At March 31, 2026, the Corporation had the following key metrics related to its office, hospitality, and multifamily portfolios with such metrics including the impact on the respective portfolios of loans acquired during the third quarter of 2025 from the ESSA acquisition, as well as notable early payoffs of larger CRE credits occurring in the first quarter of 2026 as previously noted:

◦Commercial office loans:
▪There were 142 outstanding loans, totaling $146.7 million, or 2.28% of total loans outstanding;
▪There were two nonaccrual commercial office loans that totaled $2.1 million, or 1.44% of total commercial office loans outstanding;
▪There were three past-due commercial office loans that totaled $2.3 million, or 1.58% of the total commercial office loans outstanding; and
▪The average outstanding balance per commercial office loan was $1.0 million.

◦Commercial hospitality loans:
▪There were 158 outstanding loans, totaling $346.5 million, or 5.39% of total loans outstanding;
▪There were no nonaccrual commercial hospitality loans;
▪There were no past-due commercial hospitality loans; and
▪The average outstanding balance per commercial hospitality loan was $2.2 million.

◦Commercial multifamily loans:
▪There were 352 outstanding loans, totaling $558.2 million, or 8.68% of total loans outstanding;
▪There were two nonaccrual commercial multifamily loans that totaled $782 thousand, or 0.14% of total multifamily loans outstanding;
▪There were four past-due commercial multifamily loan that totaled $1.1 million, or 0.19% of total multifamily loans outstanding; and
▪The average outstanding balance per commercial multifamily loan was $1.6 million.

The Corporation had no commercial office, hospitality or multifamily loan relationships considered by the banking regulators to be high volatility commercial real estate ("HVCRE") credits. No credits acquired from ESSA were considered HVCRE.

Performance Ratios

•Annualized return on average equity was 12.36%, 15.58%, and 7.52% for the three months ended March 31, 2026, December 31, 2025 and March 31, 2025, respectively. Excluding after‑tax merger transaction related expenses and the provision adjustment related to the adoption of ASU 2025‑08, annualized return on average equity was 12.46% for the three months ended December 31, 2025. Excluding after‑tax merger transaction related expenses, annualized return on average equity was 8.49% for the three months ended March 31, 2025.

•Annualized return on average tangible common equity, a non-GAAP measure, was 14.89%, 19.29% and 8.15% for the three months ended March 31, 2026, December 31, 2025, and March 31, 2025, respectively.1 Excluding after-tax merger transaction related expenses and the provision adjustment related to adoption of ASU 2025-08, annualized return on average tangible common equity was 15.30% for the three months ended December 31, 2025. Excluding after‑tax merger transaction related expenses, annualized return on average tangible common equity was 9.32% for the three months ended March 31, 2025.1

•The Corporation's efficiency ratio was 59.03%, 69.55% and 72.07% for the three months ended March 31, 2026, December 31, 2025 and March 31, 2025, respectively, and 57.32%, 67.73% and 71.28%, respectively, on a fully tax-equivalent basis, a non-GAAP measure.1 Excluding merger and integration costs, the efficiency ratio on a fully tax-equivalent basis was 58.80% and 68.62%, for the three months ended December 31, 2025 and March 31, 2025, respectively.1 The quarter-over-quarter decrease was primarily driven by lower non-interest expense, partially offset by lower net interest income and non-interest income, as further discussed below. The year-over-year decrease was primarily driven by an increase in net interest income, partially offset by an increase in non-interest expense.

Revenue

•Total revenue (net interest income plus non-interest income) was $83.3 million for the three months ended March 31, 2026, compared to $86.4 million and $56.9 million for the three months ended December 31, 2025 and March 31, 2025, respectively.

◦Net interest income was $73.3 million for the three months ended March 31, 2026, compared to $74.3 million and $48.4 million for the three months ended December 31, 2025 and March 31, 2025, respectively. When comparing the first quarter of 2026 to the fourth quarter of 2025, the decrease in net interest income of $956 thousand, or 1.29% (5.22% annualized), was primarily due to a decrease in average loans outstanding (primarily from certain larger CRE loan prepayments as previously discussed), lower average loan yields, and a decrease in purchase accounting accretion. Included in the first quarter of 2026 and fourth quarter of 2025 were $3.0 million and $3.2 million, respectively, in purchase accounting loan accretion.

◦Net interest margin was 3.83%, 3.84%, and 3.38% for the three months ended March 31, 2026, December 31, 2025, and March 31, 2025, respectively. Net interest margin on a fully tax-equivalent basis, a non-GAAP measure, was 3.84%, 3.84% and 3.37% for the three months ended March 31, 2026, December 31, 2025, and March 31, 2025, respectively.1 Excluding the $3.0 million and $3.2 million in purchase accounting loan accretion in the first quarter of 2026 and fourth quarter of 2025, respectively, the net interest margin on a fully tax-equivalent basis for the three months ended March 31, 2026 and December 31, 2025 was 3.68% and 3.68%, respectively.1

▪The yield on earning assets of 5.85% for the three months ended March 31, 2026 decreased 12 basis points compared to the three months ended December 31, 2025 and increased 12 basis points compared to the three months ended March 31, 2025. The decrease in yield in the first quarter of 2026 compared to the quarter ended December 31, 2025 was primarily attributable to a decrease in average loans outstanding (primarily from certain larger CRE loan prepayments as previously discussed), lower average loan yields, and a decrease in purchase accounting accretion. In addition, lower loan growth resulted in a higher mix of earning assets invested in lower‑yielding investment securities and interest‑bearing cash balances. The increase in yield in the first quarter of 2026 compared to the quarter ended March 31, 2025 was primarily attributable to year-over-year loan growth and the impact from the ESSA acquisition.

▪The cost of interest-bearing liabilities was 2.52% for the three months ended March 31, 2026, reflecting decreases of 13 basis points and 41 basis points from three months ended December 31, 2025 and the three months ended March 31, 2025, respectively. The decrease in the cost of interest-bearing liabilities is primarily the result of the Corporation’s targeted interest-bearing deposit rate decreases since mid-September 2024, coupled with the benefit of ESSA’s lower overall interest cost of deposits.

•Total non‑interest income was $10.0 million for the three months ended March 31, 2026, compared to $12.1 million and $8.5 million for the three months ended December 31, 2025 and March 31, 2025, respectively. The quarter‑over‑quarter decrease was primarily attributable to lower wealth and asset management fees, reduced bank‑owned life insurance benefits, and lower net realized gains on available‑for‑sale securities, partially offset by an increase in other non‑interest income. The decrease in wealth and asset management fees was primarily due to the inclusion of a $1.1 million transition fee in the fourth quarter of 2025 related to the Corporation’s migration of its retail investment business platform to a new provider. The decrease in bank‑owned life insurance income was primarily attributable to $1.0 million in death benefit proceeds recognized in the fourth quarter of 2025. The increase in other non‑interest income reflects the absence of a $1.6 million loss on the sale of certain commercial real estate loans recorded in the fourth quarter of 2025, as previously disclosed. The year‑over‑year increase in non‑interest income was driven by increases in wealth and asset management fees, card processing and interchange income, and net realized gains on available‑for‑sale securities, partially offset by a decrease in other non‑interest income resulting from lower pass‑through income from small business investment companies (“SBICs”).

Non-Interest Expense

•For the three months ended March 31, 2026, December 31, 2025, and March 31, 2025, total non‑interest expense was $49.2 million, $60.1 million, and $41.0 million, respectively. Excluding merger and integration costs, total non‑interest expense for the three months ended December 31, 2025, and March 31, 2025 was $52.3 million and $39.5 million, respectively.1 Excluding merger and integration costs, the quarter‑over‑quarter decrease of $3.1 million, or 5.93%, was primarily driven by lower salaries and benefits and lower state and local taxes. The decrease in salaries and benefits reflected both discipline in hiring activities as we continue to integrate employees and process changes from the ESSA acquisition, and lower incentive compensation accruals as the three months ended December 31, 2025 incentive compensation accruals reflected a higher level of expected payouts given full-year 2025 confirmed target achievements. State and local tax expenses declined due to an $852 thousand sales tax refund. Excluding merger costs, the $9.7 million increase in non-interest expense compared to the three months ended March 31, 2025 was primarily driven by employees, facilities, required software licensing and core accounting system volume fee increases, and other costs added from the acquisition of ESSA.

Income Taxes

•Income tax expense for the three months ended March 31, 2026 was $6.1 million, representing an 18.41% effective tax rate, compared to $8.1 million, representing a 19.48% effective tax rate, for the three months ended December 31, 2025, and $2.9 million, representing a 19.96% effective tax rate, for the three months ended March 31, 2025.

Asset Quality

•Total nonperforming assets were approximately $49.2 million, or 0.58% of total assets, as of March 31, 2026, compared to $42.2 million, or 0.50% of total assets, as of December 31, 2025, and $56.1 million, or 0.89% of total assets, as of March 31, 2025, as discussed in more detail above.

•The allowance for credit losses measured as a percentage of total loans was 1.04% as of March 31, 2026, compared to 1.03% as of December 31, 2025, and 1.03% as of March 31, 2025. In addition, the allowance for credit losses as a percentage of nonaccrual loans was 145.33% as of March 31, 2026, compared to 168.29% and 87.57% as of December 31, 2025 and March 31, 2025, respectively.

•The provision for credit losses was $998 thousand for the three months ended March 31, 2026, compared to a net reversal of $15.5 million for the three months ended December 31, 2025, and a provision of $1.6 million for the three months ended March 31, 2025. The $16.5 million increase in the provision expense for the first quarter of 2026 compared to the fourth quarter of 2025 was primarily driven by the early adoption of ASU 2025-08 in the fourth quarter of 2025. The adoption of ASU 2025-08 resulted in the reversal of $16.4 million in the provision for credit losses (offsetting the original $16.4 million in provision for credit loss expense recorded in the third quarter 2025), with a corresponding increase to the amortized cost balance of the acquired loan portfolio with an impact to purchase accounting loan accretion in subsequent periods.

•As discussed in more detail above, for the three months ended March 31, 2026, net loan charge-offs were $884 thousand, or 0.06% (annualized) of average total loans and loans held for sale, compared to $1.5 million, or 0.06% (annualized) of average total loans and loans held for sale, during the three months ended December 31, 2025, and $1.4 million, or 0.13% (annualized) of average total loans and loans held for sale, during the three months ended March 31, 2025.

Capital

•As of March 31, 2026, the Corporation’s total shareholders’ equity was $889.1 million, representing an increase of $17.0 million, or 1.95%, from December 31, 2025, and an increase of $264.6 million, or 42.37%, from March 31, 2025. The quarter‑over‑quarter increase was primarily driven by earnings growth, partially offset by the payment of common and preferred stock dividends and an increase in accumulated other comprehensive loss, primarily reflecting the after‑tax impact of market yield curve changes impacting the temporary unrealized valuation changes in the Corporation’s available‑for‑sale investment portfolio during the three months ended March 31, 2026. The year‑over‑year increase was driven by an increase of $202.6 million in additional paid‑in capital related to the ESSA acquisition, growth in earnings, and a decrease in accumulated other comprehensive loss, partially offset by the payment of common and preferred stock dividends during the twelve months ended March 31, 2026.

•Regulatory capital ratios for the Corporation continue to exceed regulatory “well-capitalized” levels as of March 31, 2026, consistent with prior periods.

•As of March 31, 2026, the Corporation’s ratio of common shareholders' equity to total assets was 9.76% compared to 9.70% at December 31, 2025 and 9.00% at March 31, 2025. As of March 31, 2026, December 31, 2025, and March 31, 2025, the Corporation’s ratio of tangible common equity to tangible assets, a non-GAAP measure, was 8.46%, 8.36%, and 8.36%, respectively.1 Excluding merger transaction related expenses and the provision adjustment related to adoption of ASU 2025-08, the Corporation’s ratio of tangible common equity to tangible assets, a non-GAAP measure, as of December 31, 2025 was 8.49%.1 Excluding merger transaction related expenses, the Corporation’s ratio of tangible common equity to tangible assets, a non-GAAP measure, as of March 31, 2025 was 8.38%.1 The increase in the ratio of tangible common equity to tangible assets compared to March 31, 2025 was primarily the result of an increase in retained earnings (net of the payment of common and preferred stock dividends), coupled with a decrease in accumulated other comprehensive loss, partially offset by the impacts of the ESSA acquisition.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $8.5 billion. CNB Financial Corporation conducts business primarily through its principal subsidiary, CNB Bank. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division, and 79 offices comprised of one loan production office, one mobile office, two limited service offices, and 75 full-service offices in Pennsylvania, Ohio, New York, and Virginia. CNB Bank, headquartered in Clearfield, Pennsylvania, with offices in Central and North Central Pennsylvania, serves as the multi-brand parent to various divisions. These divisions include ERIEBANK, based in Erie, Pennsylvania, with offices in Northwest Pennsylvania and Northeast Ohio; FCBank, based in Columbus, Ohio, with offices in Central Ohio; BankOnBuffalo, based in Buffalo, New York, with offices in Western New York; Ridge View Bank, based in Roanoke, Virginia, with offices in the Southwest Virginia region; ESSA Bank, based in Stroudsburg, Pennsylvania, with offices in Northeast Pennsylvania, including the Lehigh Valley region; and Impressia Bank, a division focused on banking opportunities for women, which operates in CNB Bank’s primary market areas. Additional information about CNB Financial Corporation may be found at www.CNBBank.bank.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the Corporation’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Corporation’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” The Corporation’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Such known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, include, but are not limited to, (i) adverse changes or conditions in capital and financial markets, including actual or potential stresses in the banking industry; (ii) changes in interest rates; (iii) the credit risks of lending activities, including our ability to estimate credit losses and the allowance for credit losses, as well as the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (iv) effectiveness of our data security controls in the face of cyber attacks and any reputational risks following a cybersecurity incident; (v) changes in general business, industry or economic conditions or competition; (vi) changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; (vii) adverse economic effects from international trade disputes, including threatened or implemented tariffs imposed by the U.S. and threatened or implemented tariffs imposed by foreign countries in retaliation, or similar events impacting economic activity; (viii) higher than expected costs or other difficulties related to integration of combined or merged businesses; (ix) the effects of business combinations and other acquisition transactions, including the inability to realize our loan and investment portfolios; (x) changes in the quality or composition of our loan and investment portfolios; (xi) adequacy of loan loss reserves; (xii) increased competition; (xiii) loss of certain key officers; (xiv) deposit attrition; (xv) rapidly changing technology; (xvi) unanticipated regulatory or judicial proceedings and liabilities and other costs; (xvii) changes in the cost of funds, demand for loan products or demand for financial services; and (xviii) other economic, competitive, governmental or technological factors affecting our operations, markets, products, services and prices. Such developments could have an adverse impact on the Corporation's financial position and results of operations. For more information about factors that could cause actual results to differ from those discussed in the forward-looking statements, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and the forward-looking statement disclaimers in the Corporation’s annual and quarterly reports filed with the Securities and Exchange Commission.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. Factors or events that could cause the Corporation’s actual results to differ may emerge from time to time, and it is not possible for the Corporation to predict all of them. The Corporation undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Income Statement
Interest and fees on loans	$101,327	$105,064	$72,379
Interest and dividends on securities and cash and cash equivalents	10,711	10,486	10,000
Interest expense	(38,715)	(41,271)	(33,948)
Net interest income	73,323	74,279	48,431
Provision for (reversal of) credit losses	998	(15,495)	1,556
Net interest income after provision for credit losses	72,325	89,774	46,875
Non-interest income
Wealth and asset management fees	2,357	3,925	1,796
Service charges on deposit accounts	2,034	2,209	1,714
Other service charges and fees	422	445	510
Net realized gains on available-for-sale securities	331	771	—
Net realized and unrealized gains (losses) on equity securities	(89)	280	(249)
Mortgage banking	341	292	96
Bank owned life insurance	986	2,059	760
Card processing and interchange income	2,586	2,504	2,107
Other non-interest income (expense)	1,030	(401)	1,773
Total non-interest income	9,998	12,084	8,507
Non-interest expenses
Salaries and benefits	24,983	26,472	20,564
Net occupancy expense of premises	5,449	5,329	4,038
Technology expense	7,181	7,419	5,378
Amortization of core deposit intangible	1,005	1,035	17
Advertising expense	788	996	514
State and local taxes	821	1,408	1,292
Legal, professional, and examination fees	772	1,004	849
FDIC insurance premiums	807	1,201	985
Card processing and interchange expenses	1,507	1,470	1,160
Merger and integration costs	—	7,783	1,529
Other non-interest expense	5,874	5,952	4,712
Total non-interest expenses	49,187	60,069	41,038
Income before income taxes	33,136	41,789	14,344
Income tax expense	6,100	8,140	2,863
Net income	27,036	33,649	11,481
Preferred stock dividends	1,075	1,076	1,075
Net income available to common shareholders	$25,961	$32,573	$10,406

Ending shares outstanding	29,631,056	29,473,352	20,980,245
Average diluted common shares outstanding	29,439,453	29,400,418	20,925,388
Diluted earnings per common share	$0.88	$1.10	$0.50
Adjusted diluted earnings per common share (non-GAAP) (1)	$0.88	$0.87	$0.57
Cash dividends per common share	$0.19	$0.18	$0.18
Dividend payout ratio	22%	16%	36%
Adjusted dividend payout ratio (non-GAAP) (1)	22%	21%	32%

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Average Balances
Total loans and loans held for sale	$6,477,926	$6,489,706	$4,591,395
Investment securities	922,644	826,176	798,427
Total earning assets	7,761,592	7,666,369	5,803,526
Total assets	8,365,126	8,285,289	6,220,575
Noninterest-bearing deposits	1,124,770	1,138,484	814,441
Interest-bearing deposits	5,945,430	5,863,225	4,574,700
Shareholders' equity	886,825	856,930	619,409
Tangible common shareholders' equity (non-GAAP) (1)	707,181	670,094	517,550

Average Yields (annualized)
Total loans and loans held for sale	6.36%	6.44%	6.41%
Investment securities	3.22%	3.12%	2.75%
Total earning assets	5.85%	5.97%	5.73%
Interest-bearing deposits	2.45%	2.55%	2.89%
Interest-bearing liabilities	2.52%	2.65%	2.93%

Performance Ratios (annualized)
Return on average assets	1.31%	1.61%	0.75%
Adjusted return on average assets (non-GAAP) (1)	1.31%	1.29%	0.85%
Return on average equity	12.36%	15.58%	7.52%
Adjusted return on average equity (non-GAAP) (1)	12.36%	12.46%	8.49%
Return on average tangible common equity (non-GAAP) (1)	14.89%	19.29%	8.15%
Adjusted return on average tangible common equity (non-GAAP) (1)	14.89%	15.30%	9.32%
Net interest margin, fully tax equivalent basis (non-GAAP) (1)	3.84%	3.84%	3.37%
Efficiency ratio, fully tax equivalent basis (non-GAAP) (1)	57.32%	67.73%	71.28%
Adjusted efficiency ratio, fully tax equivalent basis (non-GAAP) (1)	57.32%	58.80%	68.62%

Net Loan Charge-Offs
CNB Bank net loan charge-offs	$520	$1,115	$926
Holiday Financial net loan charge-offs	364	379	513
Total Corporation net loan charge-offs	$884	$1,494	$1,439
Annualized net loan charge-offs / average total loans and loans held for sale	0.06%	0.09%	0.13%

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

	March 31, 2026	December 31, 2025	March 31, 2025
Ending Balance Sheet
Cash and due from banks	$78,740	$78,197	$68,745
Interest-bearing deposits with Federal Reserve	517,652	441,501	447,053
Interest-bearing deposits with other financial institutions	6,068	8,198	4,359
Total cash and cash equivalents	602,460	527,896	520,157
Debt securities available-for-sale, at fair value	695,532	584,330	516,412
Debt securities held-to-maturity, at amortized cost	225,193	242,138	282,159
Equity securities	10,904	10,865	10,293
Loans held for sale	280	2,517	860
Loans receivable
Syndicated loans	78,341	70,798	69,189
Loans	6,355,679	6,422,942	4,540,820
Total loans receivable	6,434,020	6,493,740	4,610,009
Less: allowance for credit losses	(67,055)	(67,055)	(47,357)
Net loans receivable	6,366,965	6,426,685	4,562,652
Goodwill and other intangibles	88,512	88,512	43,874
Core deposit intangible	32,688	33,693	190
Other assets	492,362	479,799	358,911
Total Assets	$8,514,896	$8,396,435	$6,295,508

Noninterest-bearing demand deposits	$1,125,257	$1,092,076	$842,398
Interest-bearing demand deposits	1,015,327	1,014,606	719,460
Savings	3,846,595	3,822,639	3,160,618
Certificates of deposit	1,153,097	1,097,788	737,602
Total deposits	7,140,276	7,027,109	5,460,078
Short-term borrowings	164,000	164,000	—
Subordinated debentures	20,620	20,620	20,620
Subordinated notes, net of issuance costs	84,950	84,874	84,646
Deposits held for sale	89,923	88,119	—
Other liabilities	126,026	139,586	105,656
Total liabilities	7,625,795	7,524,308	5,671,000
Common stock	—	—	—
Preferred stock	57,785	57,785	57,785
Additional paid in capital	423,292	422,653	220,254
Retained earnings	445,265	424,935	387,925
Treasury stock	(2,971)	(2,581)	(4,944)
Accumulated other comprehensive loss	(34,270)	(30,665)	(36,512)
Total shareholders' equity	889,101	872,127	624,508
Total liabilities and shareholders' equity	$8,514,896	$8,396,435	$6,295,508

Book value per common share	$28.06	$27.63	$27.01
Adjusted book value per common share (non-GAAP) (1)	$28.06	$28.02	$27.08
Tangible book value per common share (non-GAAP) (1)	$23.97	$23.48	$24.91
Adjusted tangible book value per common share (non-GAAP) (1)	$23.97	$23.88	$24.98

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

	March 31, 2026	December 31, 2025	March 31, 2025
Capital Ratios
Tangible common equity / tangible assets (non-GAAP) (1)	8.46%	8.36%	8.36%
Adjusted tangible common equity / tangible assets (non-GAAP) (1)	8.46%	8.49%	8.38%
Tier 1 leverage ratio (2)	10.03%	9.87%	10.27%
Common equity tier 1 ratio (2)	11.81%	11.44%	11.85%
Tier 1 risk-based ratio (2)	13.03%	12.65%	13.50%
Total risk-based ratio (2)	15.23%	14.78%	16.30%

Asset Quality Detail
Nonaccrual loans	$46,139	$39,845	$54,079
Loans 90+ days past due and accruing	106	42	308
Total nonperforming loans	46,245	39,887	54,387
Other real estate owned	2,930	2,280	1,664
Total nonperforming assets	$49,175	$42,167	$56,051

Asset Quality Ratios
Nonperforming assets / Total loans + OREO	0.76%	0.65%	1.22%
Nonperforming assets / Total assets	0.58%	0.50%	0.89%
Ratio of allowance for credit losses on loans to nonaccrual loans	145.33%	168.29%	87.57%
Allowance for credit losses / Total loans	1.04%	1.03%	1.03%

Consolidated Financial Data Notes:
(1) Management uses non-GAAP financial information in its analysis of the Corporation’s performance. Management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Corporation’s management believes that investors may use these non-GAAP measures to analyze the Corporation’s financial performance without the impact of unusual items or events that may obscure trends in the Corporation’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in these measures and that different companies might calculate these measures differently. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

(2) Capital ratios as of March 31, 2026 are estimated pending final regulatory filings.

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

	Average Balances, Income and Interest Rates on a Taxable Equivalent Basis
	Three Months Ended,
	March 31, 2026			December 31, 2025			March 31, 2025
	Average Balance	Annual Rate	Interest Inc./Exp.	Average Balance	Annual Rate	Interest Inc./Exp.	Average Balance	Annual Rate	Interest Inc./Exp.
ASSETS:
Securities:
Taxable (1) (4)	$869,333	3.13%	$6,940	$780,374	2.93%	$6,023	$765,654	2.73%	$5,461
Tax-exempt (1) (2) (4)	24,006	2.82	175	24,460	2.62	171	25,345	2.69	181
Equity securities (1) (2)	29,305	6.32	457	21,342	10.80	581	7,428	5.84	107
Total securities (4)	922,644	3.22	7,572	826,176	3.12	6,775	798,427	2.75	5,749
Loans receivable:
Commercial (2) (3)	1,758,527	6.76	29,300	1,739,733	6.70	29,395	1,466,323	6.74	24,369
Commercial & residential mortgages and loans held for sale (2) (3)	4,586,641	6.09	68,907	4,617,232	6.22	72,414	3,001,317	6.02	44,572
Consumer (3)	132,758	10.54	3,451	132,741	10.54	3,527	123,755	12.01	3,665
Total loans receivable (3)	6,477,926	6.36	101,658	6,489,706	6.44	105,336	4,591,395	6.41	72,606
Interest-bearing deposits with the Federal Reserve and other financial institutions	361,022	3.60	3,206	350,487	4.28	3,777	413,704	4.20	4,284
Total earning assets	7,761,592	5.85	$112,436	7,666,369	5.97	$115,888	5,803,526	5.73	$82,639
Noninterest-bearing assets:
Cash and due from banks	78,471			77,224			58,152
Premises and equipment	147,949			150,220			129,188
Other assets	444,142			459,511			277,051
Allowance for credit losses	(67,028)			(68,035)			(47,342)
Total non interest-bearing assets	603,534			618,920			417,049
TOTAL ASSETS	$8,365,126			$8,285,289			$6,220,575
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Demand—interest-bearing	$1,015,629	0.93%	$2,331	$998,897	0.94%	$2,357	$704,874	0.88%	$1,527
Savings	3,819,819	2.52	23,763	3,728,182	2.63	24,707	3,131,697	3.09	23,840
Time	1,109,982	3.61	9,873	1,136,146	3.72	10,650	738,129	3.99	7,267
Total interest-bearing deposits	5,945,430	2.45	35,967	5,863,225	2.55	37,714	4,574,700	2.89	32,634
Short-term borrowings	164,000	3.63	1,466	187,781	4.41	2,085	—	0.00	—
Finance lease liabilities	18,038	5.31	236	18,059	9.10	414	15,143	6.32	236
Subordinated notes and debentures	105,532	4.02	1,046	105,456	3.98	1,058	105,228	4.15	1,078
Total interest-bearing liabilities	6,233,000	2.52	$38,715	6,174,521	2.65	$41,271	4,695,071	2.93	$33,948
Demand—noninterest-bearing	1,124,770			1,138,484			814,441
Other liabilities	120,531			115,354			91,654
Total Liabilities	7,478,301			7,428,359			5,601,166
Shareholders’ equity	886,825			856,930			619,409
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,365,126			$8,285,289			$6,220,575
Interest income/Earning assets		5.85%	$112,436		5.97%	$115,888		5.73%	$82,639
Interest expense/Interest-bearing liabilities		2.52	38,715		2.65	41,271		2.93	33,948
Net interest spread		3.33%	$73,721		3.32%	$74,617		2.80%	$48,691
Interest income/Earning assets		5.85%	112,436		5.97%	115,888		5.73%	82,639
Interest expense/Earning assets		2.01	38,715		2.13	41,271		2.36	33,948
Net interest margin (fully tax-equivalent)		3.84%	$73,721		3.84%	$74,617		3.37%	$48,691

(1) Includes unamortized discounts and premiums.
(2) Average yields are stated on a fully taxable equivalent basis (calculated using statutory rates of 21%) resulting from tax-free municipal securities in the investment portfolio and tax-free municipal loans in the commercial loan portfolio. The taxable equivalent adjustment to net interest income for the three months ended March 31, 2026, December 31, 2025 and March 31, 2025 was $398 thousand, $338 thousand and $260 thousand, respectively.
(3) Average loans receivable outstanding includes the average balance outstanding of all nonaccrual loans. Loans receivable consists of the average of total loans receivable less average unearned income. In addition, loans receivable interest income consists of loans receivable fees.
(4) Average balance is computed using the fair value of AFS securities and amortized cost of HTM securities. Average yield has been computed using amortized cost average balance for AFS and HTM securities. The adjustment to the average balance for securities in the calculation of average yield for the three months ended March 31, 2026, December 31, 2025 and March 31, 2025 was $(32.2) million, $(35.2) million and $(48.1) million, respectively.

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Calculation of merger transaction related expenses and the provision adjustment related to adoption of ASU 2025-08, net of tax (non-GAAP) (1):
Merger transaction related expenses - non deductible	$—	$337	$1,327

Merger transaction related expenses and the provision adjustment related to adoption of ASU 2025-08 - deductible	—	(8,941)	202
Statutory federal tax rate	21%	21%	21%
Tax benefit (expense) of merger and integration costs and day 1 non-PCD provision expense (non-GAAP)	—	(1,878)	42
Merger transaction related expenses and the provision adjustment related to adoption of ASU 2025-08 - deductible, net of tax	—	(7,063)	160

Merger transaction related expenses and the provision adjustment related to adoption of ASU 2025-08, net of tax (non-GAAP)	$—	$(6,726)	$1,487

(1) Merger transaction related expenses and the provision adjustment related to adoption of ASU 2025-08 represent legal, advisory, severance, technology conversion, day one non-PCD provision expense (benefit), and other expenses directly related to the ESSA acquisition. Management believes exclusion of these non-recurring charges provides more meaningful period-over-period comparisons of operating performance.

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Calculation of net income available to common (GAAP):
Net income	$27,036	$33,649	$11,481
Less: preferred stock dividends	1,075	1,076	1,075
Net income available to common shareholders	$25,961	$32,573	$10,406

Adjusted calculation of net income available to common (non-GAAP):
Net income available to common shareholders	$25,961	$32,573	$10,406
Add: merger transaction related expenses and the provision adjustment related to adoption of ASU 2025-08, net of tax (non-GAAP)	—	(6,726)	1,487
Adjusted net income available to common shareholders (non-GAAP)	$25,961	$25,847	$11,893

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Calculation of dividend payout ratio:
Cash dividends per common share	$0.19	$0.18	$0.18
Diluted earnings per common share	0.88	1.10	0.50
Dividend payout ratio	22%	16%	36%

Adjusted calculation of dividend payout ratio (non-GAAP):
Cash dividends per common share	$0.19	$0.18	$0.18
Adjusted diluted earnings per common share (non-GAAP)	0.88	0.87	0.57
Adjusted dividend payout ratio (non-GAAP)	22%	21%	32%

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Calculation of PPNR (non-GAAP): (1)
Net interest income	$73,323	$74,279	$48,431
Add: Non-interest income	9,998	12,084	8,507
Less: Non-interest expense	49,187	60,069	41,038
PPNR (non-GAAP)	$34,134	$26,294	$15,900

Adjusted calculation of PPNR (non-GAAP): (1)
Net interest income	$73,323	$74,279	$48,431
Add: Non-interest income	9,998	12,084	8,507
Less: Non-interest expense	49,187	60,069	41,038
Add: Merger and integration costs (non-GAAP)	—	7,783	1,529
Adjusted PPNR (non-GAAP)	$34,134	$34,077	$17,429

(1) Management believes that this is an important metric as it illustrates the underlying performance of the Corporation, it enables investors and others to assess the Corporation's ability to generate capital to cover credit losses through the credit cycle and provides consistent reporting with a key metric used by bank regulatory agencies.

	March 31, 2026	December 31, 2025	March 31, 2025
Adjusted calculation of loans (non-GAAP):
Loans	$6,355,679	$6,422,942	$4,540,820
Less: ESSA acquired loans, net of estimated purchase accounting fair value adjustments (non-GAAP)	(1,658,693)	(1,658,693)	—
Adjusted loans (non-GAAP)	$4,696,986	$4,764,249	$4,540,820

	March 31, 2026	December 31, 2025	March 31, 2025
Adjusted calculation of total deposits (non-GAAP):
Total deposits	$7,140,276	$7,027,109	$5,460,078
Add: deposits held for sale (non-GAAP)	89,923	88,119	—
Less: ESSA acquired deposits, net of estimated purchase accounting fair value adjustments (non-GAAP)	(1,455,805)	(1,455,805)	—
Adjusted total deposits (non-GAAP)	$5,774,394	$5,659,423	$5,460,078

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Basic earnings per common share computation:
Net income available to common shareholders	$25,961	$32,573	$10,406
Less: net income available to common shareholders allocated to participating securities	237	210	57
Net income available to common shareholders allocated to common stock	$25,724	$32,363	$10,349

Weighted average common shares outstanding, including shares considered participating securities	29,576	29,476	20,981
Less: average participating securities	259	179	114
Weighted average shares	29,317	29,297	20,867
Basic earnings per common share	$0.88	$1.10	$0.50

Diluted earnings per common share computation:
Net income available to common shareholders allocated to common stock	$25,724	$32,363	$10,349

Weighted average common shares outstanding for basic earnings per common share	29,317	29,297	20,867
Add: dilutive effect of stock compensation	122	103	58
Weighted average shares and dilutive potential common shares	29,439	29,400	20,925
Diluted earnings per common share	$0.88	$1.10	$0.50

Adjusted basic earnings per common share computation (non-GAAP):
Net income available to common shareholders	$25,961	$32,573	$10,406
Add: merger transaction related expenses and the provision adjustment related to adoption of ASU 2025-08, net of tax (non-GAAP)	—	(6,726)	1,487
Less: net income available to common shareholders allocated to participating securities	237	210	57
Adjustment to net income available to common shareholders allocated to participating securities for merger transaction related expenses and the provision adjustment related to adoption of ASU 2025-08, net of tax (non-GAAP)	—	(41)	8
Adjusted net income available to common shareholders allocated to common stock (non-GAAP)	$25,724	$25,678	$11,828

Weighted average common shares outstanding, including shares considered participating securities	29,576	29,476	20,981
Less: average participating securities	259	179	114
Weighted average shares	29,317	29,297	20,867
Adjusted basic earnings per common share (non-GAAP)	$0.88	$0.88	$0.57

Adjusted diluted earnings per common share computation (non-GAAP):
Adjusted net income available to common shareholders allocated to common stock (non-GAAP)	$25,724	$25,678	$11,828

Weighted average common shares outstanding for basic earnings per common share	29,317	29,297	20,867
Add: dilutive effect of stock compensation	122	103	58
Weighted average shares and dilutive potential common shares	29,439	29,400	20,925
Adjusted diluted earnings per common share (non-GAAP)	$0.88	$0.87	$0.57

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Calculation of net interest margin:
Interest income	$112,038	$115,550	$82,379
Interest expense	38,715	41,271	33,948
Net interest income	$73,323	$74,279	$48,431

Average total earning assets	$7,761,592	$7,666,369	$5,803,526

Net interest margin (GAAP) (annualized)	3.83%	3.84%	3.38%

Calculation of net interest margin (fully tax equivalent basis) (non-GAAP):
Interest income	$112,038	$115,550	$82,379
Tax equivalent adjustment (non-GAAP)	398	338	260
Adjusted interest income (fully tax equivalent basis) (non-GAAP)	112,436	115,888	82,639
Interest expense	38,715	41,271	33,948
Net interest income (fully tax equivalent basis) (non-GAAP)	$73,721	$74,617	$48,691

Average total earning assets	$7,761,592	$7,666,369	$5,803,526
Less: average mark to market adjustment on investments (non-GAAP)	(32,170)	(35,243)	(48,070)
Adjusted average total earning assets, net of mark to market (non-GAAP)	$7,793,762	$7,701,612	$5,851,596

Net interest margin, fully tax equivalent basis (non-GAAP) (annualized)	3.84%	3.84%	3.37%

Calculation of net interest margin, excluding purchase accounting loan accretion (fully tax equivalent basis) (non-GAAP) (1):
Net interest income (fully tax equivalent basis) (non-GAAP)	$73,721	$74,617	$48,691
Less: purchase accounting loan accretion	(3,040)	(3,158)	—
Adjusted net interest income (fully tax equivalent basis) (non-GAAP)	$70,681	$71,459	$48,691

Adjusted average total earning assets, net of mark to market (non-GAAP)	$7,793,762	$7,701,612	$5,851,596
Adjusted net interest margin, fully tax equivalent basis (non-GAAP) (annualized)	3.68%	3.68%	3.37%
(1) Purchase accounting loan accretion represents income recognized on estimated fair value adjustments to acquired loans.

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

Reconciliation of Non-GAAP Financial Measures

	March 31, 2026	December 31, 2025	March 31, 2025
Calculation of tangible book value per common share and tangible common equity / tangible assets (non-GAAP):
Shareholders' equity	$889,101	$872,127	$624,508
Less: preferred equity	57,785	57,785	57,785
Common shareholders' equity	831,316	814,342	566,723
Less: goodwill and other intangibles	88,512	88,512	43,874
Less: core deposit intangible	32,688	33,693	190
Tangible common equity (non-GAAP)	$710,116	$692,137	$522,659

Total assets	$8,514,896	$8,396,435	$6,295,508
Less: goodwill and other intangibles	88,512	88,512	43,874
Less: core deposit intangible	32,688	33,693	190
Tangible assets (non-GAAP)	$8,393,696	$8,274,230	$6,251,444

Ending shares outstanding	29,631,056	29,473,352	20,980,245

Book value per common share (GAAP)	$28.06	$27.63	$27.01
Tangible book value per common share (non-GAAP)	$23.97	$23.48	$24.91

Common shareholders' equity / Total assets (GAAP)	9.76%	9.70%	9.00%
Tangible common equity / Tangible assets (non-GAAP)	8.46%	8.36%	8.36%

Adjusted calculation of book value per common share (non-GAAP):
Common shareholders' equity	$831,316	$814,342	$566,723
Add: merger transaction related expenses and the provision adjustment related to adoption of ASU 2025-08, net of tax (non-GAAP)	—	11,600	1,487
Adjusted common shareholders' equity (non-GAAP)	$831,316	$825,942	$568,210

Ending shares outstanding	29,631,056	29,473,352	20,980,245

Adjusted book value per common share (non-GAAP)	$28.06	$28.02	$27.08

Adjusted calculation of tangible book value per common share (non-GAAP):
Tangible common equity (non-GAAP)	$710,116	$692,137	$522,659
Add: merger transaction related expenses and the provision adjustment related to adoption of ASU 2025-08, net of tax (non-GAAP)	—	11,600	1,487
Adjusted tangible common equity (non-GAAP)	$710,116	$703,737	$524,146

Ending shares outstanding	29,631,056	29,473,352	20,980,245

Adjusted tangible book value per common share (non-GAAP)	$23.97	$23.88	$24.98

Adjusted calculation of tangible common equity / tangible assets (non-GAAP):
Adjusted tangible common shareholders' equity (non-GAAP)	$710,116	$703,737	$524,146

Tangible assets (non-GAAP)	$8,393,696	$8,274,230	$6,251,444
Add: merger and integration costs (non-GAAP)	—	13,824	1,529
Adjusted tangible assets (non-GAAP)	$8,393,696	$8,288,054	$6,252,973

Adjusted tangible common equity / Adjusted tangible assets (non-GAAP)	8.46%	8.49%	8.38%

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Calculation of efficiency ratio:
Non-interest expense	$49,187	$60,069	$41,038

Non-interest income	$9,998	$12,084	$8,507
Net interest income	73,323	74,279	48,431
Total revenue	$83,321	$86,363	$56,938
Efficiency ratio	59.03%	69.55%	72.07%

Calculation of efficiency ratio (fully tax equivalent basis) (non-GAAP):
Non-interest expense	$49,187	$60,069	$41,038
Less: core deposit intangible amortization	1,005	1,035	17
Adjusted non-interest expense (non-GAAP)	$48,182	$59,034	$41,021

Non-interest income	$9,998	$12,084	$8,507

Net interest income	$73,323	$74,279	$48,431
Less: tax exempt investment and loan income, net of TEFRA (non-GAAP)	1,965	1,899	1,464
Add: tax exempt investment and loan income (fully tax equivalent basis) (non-GAAP)	2,704	2,691	2,076
Adjusted net interest income (fully tax equivalent basis) (non-GAAP)	74,062	75,071	49,043
Adjusted net revenue (fully tax equivalent basis) (non-GAAP)	$84,060	$87,155	$57,550

Efficiency ratio (fully tax equivalent basis) (non-GAAP)	57.32%	67.73%	71.28%

Adjusted calculation of efficiency ratio (fully tax equivalent basis) (non-GAAP):
Adjusted non-interest expense (non-GAAP)	$48,182	$59,034	$41,021
Less: merger and integration costs (non-GAAP)	—	7,783	1,529
Adjusted non-interest expense (non-GAAP)	$48,182	$51,251	$39,492

Adjusted net revenue (fully tax equivalent basis) (non-GAAP)	$84,060	$87,155	$57,550

Adjusted efficiency ratio (fully tax equivalent basis) (non-GAAP)	57.32%	58.80%	68.62%

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Calculation of return on average tangible common equity (non-GAAP):
Net income	$27,036	$33,649	$11,481
Less: preferred stock dividends	1,075	1,076	1,075
Net income available to common shareholders	$25,961	$32,573	$10,406

Average shareholders' equity	$886,825	$856,930	$619,409
Less: average goodwill & intangibles	121,859	129,051	44,074
Less: average preferred equity	57,785	57,785	57,785
Average tangible common shareholders' equity (non-GAAP)	$707,181	$670,094	$517,550

Return on average equity (GAAP) (annualized)	12.36%	15.58%	7.52%
Return on average common equity (GAAP) (annualized)	12.70%	16.17%	7.51%
Return on average tangible common equity (non-GAAP) (annualized)	14.89%	19.29%	8.15%

Adjusted calculation of return on average equity (non-GAAP):
Net income	$27,036	$33,649	$11,481
Add: merger transaction related expenses and the provision adjustment related to adoption of ASU 2025-08, net of tax (non-GAAP)	—	(6,726)	1,487
Adjusted net income (non-GAAP)	$27,036	$26,923	$12,968

Average shareholders' equity	$886,825	$856,930	$619,409

Adjusted return on average equity (non-GAAP) (annualized)	12.36%	12.46%	8.49%

Adjusted calculation of return on average tangible common equity (non-GAAP):
Net income available to common shareholders	$25,961	$32,573	$10,406
Add: merger transaction related expenses and the provision adjustment related to adoption of ASU 2025-08, net of tax (non-GAAP)	—	(6,726)	1,487
Adjusted net income available to common shareholders	$25,961	$25,847	$11,893

Average tangible common shareholders' equity (non-GAAP)	$707,181	$670,094	$517,550

Adjusted return on average tangible common equity (non-GAAP) (annualized)	14.89%	15.30%	9.32%

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Calculation of return on average assets:
Net income	$27,036	$33,649	$11,481
Average total assets	$8,365,126	$8,285,289	$6,220,575

Return on average assets (GAAP) (annualized)	1.31%	1.61%	0.75%

Adjusted calculation of return on average assets (non-GAAP):
Net income	$27,036	$33,649	$11,481
Add: merger transaction related expenses and the provision adjustment related to adoption of ASU 2025-08, net of tax (non-GAAP)	—	(6,726)	1,487
Adjusted net income	$27,036	$26,923	$12,968
Average total assets	$8,365,126	$8,285,289	$6,220,575

Adjusted return on average assets (non-GAAP) (annualized)	1.31%	1.29%	0.85%